PURCHASE AGREEMENT
                  BETWEEN MAXNET, INC. AND MICHELE ERARD-COUPE

I.       Parties.

            This PURCHASE AGREEMENT is made as of this 24th day of February, 1999, by and between Maxnet, Inc., a Delaware corporation with offices at 4400 US Highway Route 9 South, Suite 2800, Freehold, NJ 07728 the ("Buyer"), and Michele Erard-Coupe of Chester, NH (the "Seller").

II.      Recitals.

            WHEREAS, the Seller is the owner of all the issued and outstanding shares of Ultra Web, Inc., ("Ultra") a New Hampshire corporation, having its offices at 4 Haverhill Road , Chester, NH, and which owns certain assets ("Assets") listed on Exhibit A hereto.

         WHEREAS, the Buyer is desirous of obtaining use or control of the Assets, and other assets of Ultra upon the terms and conditions hereof; and

         WHEREAS, ULTRA is the owner of certain Internet related assets including: 1) an option to purchase a copy of the source code of Infoquest Technology, license agreement between Utah Webworks and ULTRA for use of Infoquest (source code) Software, 2) the logo/internet URL Telephonebook.net and all similar designations thereto, and 3) certain proprietary Internet software; and

         WHEREAS, Michele-Erard-Coupe wishes to sell, transfer and exchange 80% of her shares in Ultra for the consideration stated herein:

         NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree as follows:

III.      Recitals True and Correct.

         The foregoing recitals are true and correct and are incorporated herein by reference unless otherwise stated.

         1.(a) Agreement to Sell. The Seller agrees to sell, transfer to and exchange with Buyer 80% of her shares in ULTRA to Maxnet, said shares to aggregate 80 shares of common stock, no par value, being 80% of the outstanding and issued shares of Ultra, and Buyer agrees to acquire said shares for the Purchase Price referred to in Paragraph 2(a) below, subject to complete due diligence, as provided in herein below.

         2.(a) Purchase Price. All parties hereby agree that the purchase price for 80% of the Ultra shares referred to in Paragraph 1(a) shall be $600,000.00 Seller is willing to accept 300,000 common shares of Maxnet, Inc. in lieu of the purchase price of $600,000.00.

         Seller agrees and accepts that the following schedule represents the manner in which the 300,000 shares shall be released: 100,000 shares of Maxnet, Inc. common stock are to be released to Michele Erard-Coupe upon the tender by Seller to Buyer of the shares of Ultra to be exchanged hereunder, which tender shall conform to the terms and provisions hereof.

         An additional 100,000 shares (or such additional shares to which she shall be entitled as provided hereinbelow) of Maxnet, Inc. common stock will be issued to Michele Erard-Coupe, provided she accepts employment with Buyer pursuant to a Memorandum of Employment, a copy of which is attached hereto as Exhibit , and provided that the gross income of Buyer (which term shall include all of Buyer's subsidiaries, divisions and affiliates), including but not limited to all income, whether in cash or kind, from all sales, fees, commissions, or otherwise shall exceed $2,500,000.00 (two million five hundred thousand dollars) within 9 months from the date on which Seller shall begin work pursuant to said Memorandum. For purposes of determining said gross income, there shall be included all sales, commissions, and considerations for which payment is actually received during said 9 months and all gross income under all contracts or other arrangements for which Buyer will receive income following the end of said nine month period, or the 12 month period discussed herein below.

         An additional 100,000 shares of Maxnet, In. common stock will be issued to Seller if and when that amount of gross income, as defined in the proceeding paragraph shall equal or exceed $5,000,000.00 (five million dollars) within twelve months from the start date of Seller's said employment by Buyer. Should any of the sales figures not be met said shares are to be returned to Maxnet, Inc.'s treasury.

         For purposes of the preceding paragraphs, the 200,000 shares of Maxnet stock to be issued after the Closing hereof to Seller, and contingent upon the gross income to be earned by Buyer thereafter, shall be increased and/or adjusted by any stock splits, dividends, recapitalizations, mergers, etc., and Seller shall receive the benefit of any warrants, options and similar rights issued with respect to said 200,000 shares (as so increased or adjusted) while Seller has the right to receive the same be or may be issued to Seller hereunder. The purpose, intent and effect of the foregoing sentence is to treat the 200,000 shares constituting the contingent payment to Seller for the shares to be transferred hereunder as having been issued to Seller as of the Closing in order that Seller's beneficial interest the said 200,000 shares of Buyer's stock will be vested as of the Closing, subject to divestment based on the amount of gross income earned by Buyer in subsequent periods as provided hereinabove and any consideration that Seller is required to pay to acquire any further interest or securities in Buyer. Accordingly, Buyer agrees to set aside, reserve and hold in trust for Seller such stock, securities, rights and interests pertaining to said 200,000 shares until such time as all or some of said shares are issued to Buyer so that Buyer may exercise all rights with respect thereto.

         3.  Closing.

         Closing of the above referenced transaction shall take place at 1:00 P.M., on March __, 1999, at the offices of Maxnet, Inc., located at 4400 US Highway Rt. 9 South, Suite 2800, Freehold, NJ 07728 or at any other location acceptable by both parties.

IV.      Value.

         On the Closing Date, Buyer shall purchase from the Seller, all of Seller's right, title and interest in and to 80% of Seller's stock in Ultra upon the terms and conditions herein set forth. Upon closing, the Seller shall deliver said stock to Buyer, duly endorsed for transfer and accompanied by appropriate instruments of transfer duly endorsed, with appropriate documentary tax and intangible tax stamps affixed, if any are required, upon delivery to the Seller of the Purchase Price. V. Representation and Warranties of Seller.

         The Seller represents and warrants to the Buyer that:

        A. Corporate Standing. At Closing Ultra will own the Assets, and Buyer is so acquiring at Closing, good, valid, and marketable title to the stock of Ultra to be acquired hereunder, and that the Assets will be owned by Ultra free and clear of all liabilities, obligations, claims, liens, charges, options and encumbrances of any kind whatsoever, whether oral or written.

         B. Seller's Authority and Consents. The Seller has the right, power, legal capacity, and authority to enter into this Agreement and perform its obligations hereunder without obtaining the prior approval or consent of any person, entity or governmental body.

         C. Corporate Standing: Qualifications of Corporation. Ultra is a corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire with all requisite power and authority to own, lease and operate its businesses and has all the necessary franchises, permits, licenses and certificates necessary to conduct said businesses, without any violations of the rights of others, and is duly authorized, qualified and licensed under all laws, regulations, authorizations or orders of public authorities to carry on such business at the locations and in the manner customarily conducted.

         D. Binding Agreement. Upon execution by Seller, this Agreement shall constitute the legal, valid and binding obligations of Seller, enforceable against her in accordance with its terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights, and will not:

                  (i) Violate any provision of law;

                  (ii) Conflict with the Certificate of Incorporation or the Bylaws of the Ultra; or

                  (iii) Result in the loss or adverse modification of, the imposition of sanctions, penalties or fines on, any license, permit, or other authorization granted to or otherwise held by or for the use of Corporation under which the Corporation under which Ultra conducts business.

         E. Capital Stock. Ultra's authorized capital stock consists entirely of 100 Shares of no par value common stock, all of which are issued and outstanding and have been duly authorized, validly issued, fully paid and nonassessable. There is no security convertible into or exchangeable for stock of the Ultra nor is there any existing option, warrant, right, agreement, call or commitment obligation of the Ultra to issue of deliver any additional stock of any class or character. The Seller is the beneficial and record owner of all the Shares.

         F. Title to Assets. Ultra owns the Assets free and clear of any and all liens, pledges, security agreements, equities, options, restrictions, encumbrances or charges whatsoever. The ownership of the Shares are not subject to any agreement, trust or adverse claim. The Seller has the lawful, valid, marketable and indefeasible title to the Ultra stock to be exchanged hereunder and has full right, power and authority, without the prior or subsequent approval of any person, governmental body or court to sell, transfer, assign and deliver said stock as provided in this Agreement, and such delivery will convey to the Buyer lawful, valid, marketable and indefeasible title to all of said stock free and clear of any trust, liens, claims charges, pledges, security interests, options, encumbrances or restrictions of whatever nature.

         G. Subsidiaries, Affiliation, Etc. Ultra does not own, directly or indirectly, nor is it under any obligation to acquire securities of any corporation, whether equity or debt, or any interest in a partnership, association, joint stock company, business truest or other entity. There are no business operations conducted by the Ultra under trade names different from that of the Seller or Ultra.

         H. Litigation. There is one matter threatened by or against Ultra, a matter involving a Mr. Olgulnick from Illinois, which Seller believes to be without foundation and against which Seller shall hold Buyer harmless, and defend and indemnify Buyer against any loss, costs, damage or expense arising therefrom. The Seller is not subject to or bound by any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency or instrumentality. The Seller is not presently engaged in any legal action to recover moneys due to her or damages sustained by her which relates to or may affect the business or financial condition of the Ultra.

         I. Financial Statements. Seller has prepared and furnished any and all financial statements requested by the Buyer.

         J. Absence of Liabilities. The Buyer desires to purchase the Assets owned by Ultra free and clear of all liabilities, obligations, claims, liens or obligations of any kind, on the assets on the Attachment.

         K. Corporate Documents. Attached hereto are copies of the current articles, by-laws, and minutes of Ultra Web, Inc. There are no other documents which affect the rights of Ultra or any shareholders thereof. There is nothing in the articles or bylaws or any other documents which prohibit the Seller from entering into this transaction, or consummating the transactions as contemplated thereby.

         L. Binding Contracts. Except as set forth hereto, as of the Closing Date, Ultra does not have any material contracts, commitments, arrangements or understandings with the Buyer.

         M. Patents, Trademarks, Trade Names, Etc. Except as set forth hereto, or as found in the records of Ultra provided to the Buyer for inspection, Ultra does not own or possess any license or other rights to use any patent, trademark, service mark, trade name, patent, copyright, trade secret or other item of industrial or intellectual property belonging to any other person, corporation or entity not listed in this Agreement.

         N. Agents, Power of Attorney. As of the Closing Date, the Seller will not have any agents, except as required by law, and will have withdrawn the authority of any agents previously appointed.

         O. Tax Matters. Ultra has duly and properly filed, and or the Seller filed on behalf of Ultra, all tax reports and returns required to be filed by it and has duly and properly paid all taxes and other charges due or claimed to be due from it by federal, state, local, foreign or other taxing authorities.

         P. Full Disclosure. As of the date of this Agreement, the Seller, and at the Closing Date will have, disclosed all events, conditions, and facts known to her regarding Ultra which could materially affect the Buyer, its licenses, its financial condition and any business prospects of the Buyer related to Ultra. The Seller has not now, and will not have at the Closing Date, withheld knowledge of such events, conditions, and facts which the Seller knows or has reasonable ground to know may materially affect the Buyer, its licenses, its financial condition and any business prospects of the Buyer related to the acquisition of stock in Ultra. Except as otherwise disclosed pursuant to this Agreement, no representation or warranty contained herein, or in any of the Attachments or Documents attached hereto or in the financial statements or in any certificate, statement or memorandum furnished or to be furnished pursuant to this Agreement, contains or will contain any material untrue or incorrect statement or omits or will omit any material fact without which such representation, warranty statement or certificate would be materially misleading.

         Q. Corporate Documents. The Certificate of Incorporation, all amendments thereto, By-laws, and all amendments thereto, and all minutes of the meetings of the Board of Directors and Shareholders of the Ultra are contained in the Minute Book of the Corporation and are true, correct and complete.

VI.      Representations and Warranties Of The Buyer.

         The Buyer represents and warrants to the Seller that the matters set forth hereafter are true and correct:

         A. Organization: Authority. Buyer is a company duly organized, validly existing and in good standing under the laws of the State of Delaware and will have at Closing the complete and unrestricted power and authority to execute and acquire at Closing the shares of Ultra in accordance with the terms hereof, and to perform the transactions contemplated hereby.

         B. Buyer's Authority and Consents. The Buyer has the right, power, legal capacity and authority to enter into this Agreement and perform the obligations of Buyer hereunder without obtaining the consent of any person, entity or governmental body.

         C. Binding Obligations. This Agreement has been duly executed and delivered by a duly authorized officer of the Buyer. Upon execution by Buyer, this Agreement shall constitute the legal valid and binding obligation of the Buyer.

VII.     Obligations of the Parties Prior to Closing.

         A.   Obligations of the Seller prior to Closing:

                  (i) Access to Records, Etc. During the period from the date of the Letter of Intent, dated February 9, 1999, until the Closing, the Seller shall afford the Buyer or its representatives, on reasonable notice, full access to all assets, properties, books, records, agreements, commitments and personnel during the normal business hours of Ultra, to allow them to make such extracts and copies as they may require and to furnish them with all such information and documents concerning the affairs of Ultra as they may reasonably request. In the event the parties cannot complete the Agreement, all copies of Ultra's records and documents delivered to Buyer shall be destroyed and all originals returned. All information obtained by either party hereto with regard to any business affairs of the other, of Ultra by Buyer, shall remain confidential and all documents belonging to Maxnet, Inc. shall be destroyed.

         The Buyer acknowledges that Seller and Ultra have provided access to all records which Buyer has asked to examine and answered all questions.

                  (ii) Conduct of Business. During the period from the date of the Letter of Intent until the Closing, except with the prior written consent of the Buyer, the Seller shall cause Ultra to comply with all laws material to Ultra and its business and all laws of which compliance is required for the valid consummation of the transactions contemplated hereby.

                  (iii) Standstill. During the period from the date of the Letter of Intent until Closing, except with the prior written consent of the Buyer, the Seller shall not cause Ultra to do any of the acts described in the following items (1) through (5): (1) make any change in Ultra's and authorized or issued capital stock, or issue or create any warrants, obligations, subscriptions, options or any securities convertible into, or any rights to purchase, any shares or stock of any class; (2) declare, set aside or pay any dividends or make any other distribution or payment in respect of Ultra's capital stock, or directly or indirectly redeem, purchase, or otherwise acquire any of Ultra's capital stock, or issue, distribute, hypothecate or pledge any shares of Ultra's capital stock held in its treasure; (3) mortgage, pledge, or subject to lien or any other charge or encumbrance the shares; (4) purchase or otherwise acquire any equity or debt security or any corporation, entity or otherwise; or (5) conduct the business in other than a normal and regular manner.

                  (iv) Cooperation. Seller shall cooperate with Buyer, and shall otherwise comply with all reasonable requests for information or documentation necessary for the consummation of the transactions contemplated hereby.

VIII.    Conditions Precedent to the Buyer's Obligations.

         Notwithstanding the execution and delivery of this Agreement or the performance of any part hereof, each and every obligation of the Buyer under this Agreement, whether to be performed prior to or at the Closing, is subject to the fulfillment of the conditions set forth in each and every paragraph of this Section unless such fulfillment is waived in whole or in part by the Buyer in the manner stipulated hereunder.

         A. No Material Adverse Changes. Except as otherwise disclosed pursuant to this Agreement, there shall not have occurred, between the date of execution of the Letter of Intent and the Closing Date, any material adverse change in Ultra's condition, financial or otherwise, nor the creation of any liabilities to Ultra and the Assets whether or not it is reflected on the balance sheet as of the Closing Date.

         B. Representations and Warranties of the Parties. The representations and warranties of the parties contained in this Agreement and any document given pursuant hereto shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made as of the Closing Date.

         C. Performance by the Seller. All of the terms, covenants and conditions of this Agreement to be complied with and performed by the Seller on or before the Closing Date shall have been complied with and performed.

         D. Delivery of Corporate Documents, Etc. The Seller shall deliver to the Buyer at the Closing true and complete copies of Ultra's records to show ownership of the assets to be sold, including buy not limited to payment receipts, shipping documents, etc.

         E. Absence of Litigation. As of the Closing, other than the Ogulnick matter referred to above, there is Seller knows of no actual or threatened litigation against Seller or Ultra the Closing, the results of which could prevent, or make illegal, the consummation of any part of the transaction contemplated by this Agreement, or which could be materially adverse to the business of Ultra.

         F. Authority and Consents. All necessary agreements and consents required of the Seller for the performance of the transactions contemplated by this Agreement or otherwise pertaining to the matter covered by it shall have been obtained by the Seller and delivered to Buyer, and shall be in full force and effect at the Closing.

         G. Approval of Documentation. The form and substance of all certificates, instruments, and other documents delivered to the Buyer under this Agreement shall be satisfactory in all reasonable respects to the Buyer and its legal counsel.

IX. Conditions Precedent to the Seller's Obligations.

         A. Performance by the Buyer. All of the terms, covenants and conditions of this Agreement to be complied with and performed by the Buyer on or before the Closing Date shall have been complied with and performed.

         B. Employment Agreement. Buyer shall deliver to Seller at the Closing an executed Memorandum of Employment in the form attached hereto as Exhibit A.

X.  Closing

         The Closing of the transactions contemplated hereunder shall be consummated at the offices of Maxnet, Inc. on March 9, 1999. The date of sale and the consummation of transactions contemplated by this Agreement are, respectively, herein referred to as the "Closing Date," and the "Closing".

XI. Survival of Representation.

         Unless otherwise disclosed at the Closing by the representing or warranting party, all of the representatives and warranties of Seller and Buyer shall be true as of the Closing Date and shall survive the Closing of the transactions contemplated herein, any investigations made, and the delivery of all required instruments and documents hereunder. The absence of specific survival language after any specific provision set forth in the representations, warranties or obligations shall not be deemed or construed to mean that such representations, warranties or obligations do not survive.

XII.  Indemnification.

         Seller hereby agrees to indemnify, defend and hold harmless the Buyer from and against all demands, claims actions, causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and reasonable attorney fees and expenses asserted against, resulting to, and imposed upon or incurred by either Ultra, its Assets or the Buyer caused by (a) liabilities and obligations of, and claims against, Ultra, its Assets (including buy not limited to the payment of taxes, assessment and the like) existing as of the Closing Date or arising out of facts or circumstances existing on or prior thereto, known to Seller as of the closing date, and not disclosed to or known by the Buyer, prior to the closing, or (b) a material breach of any agreement, covenant, representation or warranty of Seller (including those on made on behalf of Ultra), or any facts or circumstances constitute such a breach. Seller's obligation under this paragraph shall survive the closing of the transaction contemplated hereunder and the delivery of all required instruments and documents hereunder.

XIII.  Documentation.

         Ultra and Seller agree to execute and deliver on or before the Closing hereunder such other instruments, certificates, or documents which Buyer and or Buyer's counsel may request as being necessary to carry out the intentions of this Agreement.

XIV. Governing Law.

         This Agreement shall be construed and interpreted and the rights granted herein governed by the provisions of the laws of the State of New Jersey.

XV.  Notices.

         Any notice, request, demand, or other communication to be given hereunder shall be in writing, and shall be deemed to have been sufficiently given or served for al purposes if it is sent by Registered or Certified Mail, Return Receipt Requested, postage prepaid, to the party who is to receive same, or its or his legal representative, at the address hereinafter set forth or to such other addresses as may be designated by such party, in writing:

To Buyer:         Steven Feinberg, Esq., LLC
                  333 North Broadway, Suite 1000, Jericho, New York 11753

To Seller:        Steven Solomon, Esq.
                  P.O. Box 516, Manchester, New Hampshire 03105-0516


XVI. Waiver and Modification.

         No waiver or modification of this Agreement or any covenant or limitation herein contained, shall be valid unless in writing and duly executed by the party to be charged, and no evidence of any waiver or modification shall be offered or received in evidence in any litigation or arbitration between the parties or any of them, arising out of the Agreement, unless such waiver or modification is in writing and duly executed, as aforesaid. No waiver of any of the provisions of this Agreement shall be deemed a waiver of any other provision, irrespective of similarity, or shall constitute a continuing waiver, unless otherwise expressly provided. No failure or delay on the part of any party exercising any right, power or privilege under any provision of this Agreement shall operate as a waiver thereof, nor shall a partial or single exercise thereof preclude any other or further exercise of any other right, power or privilege.

XVII.  Assignment.

         This Agreement may not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that, Buyer may assign its rights hereunder to an affiliated company, upon notice to Seller.

XVIII. Entire Agreement.

         This Agreement contains the entire agreement among the parties with respect to the transactions contemplated herein and supersedes all prior negotiations, agreements, and understandings, if any.

XIX. Parties Bound.

         The parties hereto acknowledge and agree that the Agreement shall be binding upon and shall insure to the benefit of their respective heirs, representatives, and their respective successors and assigns.

XX.  Captions.

         The captions contained in the Agreement appear as a matter of convenience only and shall not be deemed to change the substantive matters contained within the paragraph.

XXI. Counsel.

         The parties represent that each has had an opportunity to have counsel review the Agreement and neither is relying upon the advice, statements or comments of counsel for the other.

XXII.  Counterparts.

         This Agreement may be executed in several counterparts, and all counterparts duly executed shall constitute one agreement, provided that the several counterparts together shall have been each executed by Buyer and Seller.

XXIII.   Parties in Interest.

         Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties hereto and their respective permitted successors and assigns; nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision hereof give any third person any right of subrogation or action over or against any party to this Agreement.

XXIV.   Severability.

         In the event any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby, and this Agreement shall be interpreted and construed as if such provision, to the extent the same shall have been held invalid, illegal, or unenforceable, had never been contained herein.

         IN WITNESS WHEREOF, the parties have set their hands and seals on the date before written



Ultra Web, Inc.


By:________________________________
     Michele Erard-Coupe, President


__________________________________
Michele Erard-Coupe, individually


Buyer:

Maxnet, Inc.


By:  _______________________________
     Henry Val, President and CEO

--------------------------------------------- ----------------------------
AFFILIATES - 1-800-FLOWERS                    COPY OF KASSA A.G. LETTER
--------------------------------------------- ----------------------------
IYP-HARDING & SOFTWARE                        IYP ADVERTISING AGREEMENT
--------------------------------------------- ----------------------------
ULTRA HARDWARE & SOFTWARE                     PRICING GUIDES
--------------------------------------------- ----------------------------
DATABASES - USA or USA & CANADA               (UNEXECUTED) Axiom
--------------------------------------------- ----------------------------
LICENSE AGREEMENTS
--------------------------------------------- ----------------------------
TRADEMARK/COPYRIGHTS/PATENTS
--------------------------------------------- ----------------------------
CUSTOMER LISTS IN SALES
LOGIX SYSTEM IN SOFTWARE
ASSETS NETWORK SYSTEM
--------------------------------------------- ----------------------------
LIST OF SALES PEOPLE - same as above
IN NETWORK SALES
LOGIX SOFTWARE SYSTEM
--------------------------------------------- ----------------------------
EMPLOYMENT CONTRACTS - SUPERNOVA ASSOC.
--------------------------------------------- ----------------------------
LEASES - TOSHIBA PHONE
--------------------------------------------- ----------------------------
WEBTOOLS RESELLER AGREEMENT
--------------------------------------------- ----------------------------
SOFTWARE PURCHASE OPTION
--------------------------------------------- ----------------------------

                              Asset Inventory List

                                 UltraWeb, Inc.

First System - The Yellow Pages

1.       9 Bay Data Silo

2.       (9) 10 Gig Drives

3.       2 Gig IDE Drive

4.       Pentium I

5.       Case



Second System - The White Pages

1.       4 Bay Data Silo

2.       (4) 10 Gig Drives

3.       2 Gig IDE Drive

4.       Pentium II

5.       Case